UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 14, 2015

GREATBATCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Dallas Parkway, Suite 310, Frisco, Texas		75034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of Greatbatch, Inc. was held on May 14, 2015. At the 2015 Annual Meeting, stockholders approved each of management’s proposals which consisted of (i) the election of eight (8) directors, all of whom were then serving as directors of Greatbatch, Inc., for a term of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2015; and (iii) the approval, on an advisory basis, of the compensation of Greatbatch, Inc.’s named executive officers.

The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present but were not treated as votes cast. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval. The following table reflects the tabulation of the votes with respect to each director who was elected at the 2015 Annual Meeting:

Name:	Shares FOR:	Shares WITHHELD:	Broker NON VOTE:
Pamela G. Bailey	22,666,535	632,958	1,156,022
Anthony P. Bihl III	23,081,035	218,458	1,156,022
Joseph W. Dziedzic	23,064,643	234,850	1,156,022
Thomas J. Hook	22,944,352	355,141	1,156,022
Dr. Joseph A. Miller, Jr.	22,969,507	329,986	1,156,022
Bill R. Sanford	22,684,137	615,356	1,156,022
Peter H. Soderberg	22,646,461	653,032	1,156,022
William B. Summers, Jr.	22,958,528	340,965	1,156,022

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2015:

Shares FOR:	23,793,540
Shares AGAINST:	647,146
Shares ABSTAINING:	14,829

The following table reflects the tabulation of the votes with respect to the approval, on an advisory basis, of the compensation of Greatbatch, Inc.’s named executive officers:

Shares FOR:	22,624,550
Shares AGAINST:	613,141
Shares ABSTAINING:	61,802
Broker NON VOTE:	1,156,022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2015	GREATBATCH, INC. By: /s/ TIMOTHY G. MCEVOY . Timothy G. McEvoy Senior Vice President, General Counsel & Secretary